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                                                                    EXHIBIT 23.1


[Deloitte & Touche Logo]
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                         Two Prudential Plaza          Telephone: (312) 946-3000
                         180 North Stetson Avenue      Facsimile: (312) 946-2800
                         Chicago, Illinois 60601-6779




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Deere & Company on Form S-3 of our report dated December 8, 1993, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




/s/ Deloitte & Touche

DELOITTE & TOUCHE


June 15, 1994




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Deloitte Touche
Tohmatsu
International
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